UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.   )

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Soliciting Material Pursuant to § 240.14a-12

Real Goods Solar, Inc.
(Name of Registrant as Specified in Its Charter)

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Real Goods Solar, Inc.
110 16th Street, Suite 300
Denver, Colorado 80202
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON TUESDAY, JUNE 25, 2019
To our shareholders:
We will hold the 2019 annual meeting of shareholders of Real Goods Solar, Inc., a Colorado corporation (“we”, “us”, “our”, the “Company” or “RGS Energy”), on Tuesday, June 25, 2019, at 10:00 a.m. local time, at The Brown Palace, 321 17th Street, Denver, CO 80202 for the following purposes:
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to elect three directors to serve until the next annual meeting of shareholders or until their successors are duly elected and qualified;

2)
to approve an amendment to the Company’s Articles of Incorporation to increase the authorized number of shares of Class A common stock from 150,000,000 to 250,000,000;

3)
to hold a non-binding advisory vote to approve the compensation of our named executive officers;

4)
to hold a non-binding advisory vote on the frequency of holding future non-binding advisory votes to approve named executive officer compensation;

5)
to ratify the appointment of BDO USA, LLP to audit our consolidated financial statements for the 2019 fiscal year; and

6)
to transact such other business as may properly come before our annual meeting, or any adjournment(s) or postponement(s) thereof.

Our board of directors has fixed the close of business on May 3, 2019 as the record date for determining our shareholders entitled to notice of, and to vote at, our annual meeting. A complete list of our shareholders entitled to vote at our annual meeting will be available for inspection by our shareholders prior to our annual meeting upon written request before the annual meeting showing a proper purpose made during normal business hours at our Denver, Colorado office and subject to satisfaction of other requirements set forth in our bylaws. Only shareholders of record on the May 3, 2019 record date are entitled to notice of, and to vote at, our annual meeting and any adjournments or postponements thereof.
On or about May 13, 2019, we expect to commence mailing our shareholders (other than those who previously requested electronic delivery of our proxy materials) this proxy statement, the accompanying proxy card for the annual meeting, and the 2018 annual report. If you received your annual meeting materials by mail, the proxy statement and proxy card from our board of directors and our 2018 annual report were enclosed. If you received your annual meeting materials via email, the email contained voting instructions and links to the proxy statement, the proxy card and the 2018 annual report on the Internet, which are available at http://www.viewproxy.com/RealGoodsSolar/2019. If you have previously elected to receive our proxy materials electronically, you will continue to receive these materials via email unless you elect otherwise.
Our shareholders are cordially invited to attend our annual meeting in person.
By Order of the Board of Directors,
May 7, 2019	/s/ Dennis Lacey Dennis Lacey, Chief Executive Officer

YOUR VOTE IS IMPORTANT
We urge you to vote your shares as promptly as possible.
If you have shares registered in your own name, you may vote your shares in a number of ways:
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electronically via the Internet at http://www.AALVote.com/RGSE;

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by telephone, if you are in the U.S. and Canada, by calling 1(866) 804-9616; or

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by mailing us an executed proxy card.

If you hold our shares with a broker, bank or other nominee, you may also be eligible to vote via the Internet or by telephone if your broker, bank or other nominee participates in the proxy voting program provided by Alliance Advisors LLC.

Real Goods Solar, Inc.
110 16th Street, Suite 300
Denver, Colorado 80202
PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON TUESDAY, JUNE 25, 2019
Real Goods Solar, Inc., a Colorado corporation (“we”, “us”, “our”, the “Company” or “RGS Energy”), is furnishing this proxy statement and the accompanying proxy card to our shareholders in connection with the solicitation of proxies by and on behalf of our board of directors for use at our 2019 annual meeting of shareholders, to be held on Tuesday, June 25, 2019, starting at 10:00 a.m. local time, at The Brown Palace, 321 17th Street, Denver, CO 80202, and at any adjournment(s) or postponement(s) thereof. On or about May 13, 2019, we expect to commence mailing to our shareholders (other than those previously requested electronic delivery of our proxy materials) this proxy statement, the accompanying proxy card and the 2018 annual report. The address of our principal executive offices is 110 16th Street, Suite 300, Denver, Colorado 80202.
PURPOSE OF ANNUAL MEETING
At the annual meeting, our shareholders will be asked: (i) to elect three directors to serve until the next annual meeting of shareholders or until their successors are duly elected and qualified; (ii) to approve an amendment to the Company’s Articles of Incorporation to increase the authorized number of shares of Class A common stock from 150,000,000 to 250,000,000; (iii) to hold a non-binding advisory vote to approve the compensation of our named executive officers; (iv) to hold a non-binding advisory vote on the frequency of holding future non-binding advisory votes to approve named executive officer compensation; (v) to ratify the appointment of BDO USA, LLP (“BDO”) to audit our consolidated financial statements for the 2019 fiscal year and (vi) to transact such other business as may properly be brought before the annual meeting. Our board of directors recommends a vote “FOR” the election of the nominees for directors listed below, “FOR” the amendment to the Company’s Articles of Incorporation to increase the authorized number of shares of Class A common stock from 150,000,000 to 250,000,000, “FOR” the non-binding advisory approval of the compensation of our named executive officers, “FOR” a frequency of every three years for holding future non-binding advisory votes to approve named executive officer compensation and “FOR” the ratification of the appointment of BDO as our independent auditors for the 2019 fiscal year.
QUORUM AND VOTING RIGHTS
The presence, in person or by proxy, of the holders of a majority of the outstanding votes eligible to be cast by our Class A common stock and Class B common stock is necessary to constitute a quorum at the annual meeting. Only shareholders of record at the close of business on May 3, 2019, the record date, will be entitled to notice of, and to vote at, the annual meeting. As of the May 3, 2019 record date, there were 110,129,125 shares of our Class A common stock, par value $0.0001, and no shares of our Class B common stock, par value $0.0001, outstanding and entitled to vote. Holders of our Class A common stock as of the record date are entitled to one vote for each share held. The holders of our Class A common stock will vote together as a single class. Cumulative voting is not permitted for any purpose. Once a quorum is present, the affirmative vote of a majority of the votes cast on any subject matter shall be the act of the shareholders, other than with respect to the election of directors as described below.
All shares of our common stock represented by properly executed proxies will, unless the proxies have previously been revoked, be voted in accordance with properly executed instructions indicated in the proxies. Abstentions and broker non-votes will have no effect on the result of the vote, although they will count towards the presence of a quorum for this annual meeting. Any shareholder executing a proxy has the power to revoke the proxy at any time prior to its exercise. A proxy may be revoked prior to exercise by: (a) filing with RGS Energy a written revocation of the proxy; (b) appearing at the annual meeting and voting in person; (c) voting by telephone or by using the Internet, either of which must be completed by 11:59 p.m. Eastern Time on June 24, 2019 (only your latest telephone or Internet proxy is counted); or (d) submitting to us a duly executed proxy bearing a later date.
If you are a beneficial owner of shares held in “street name” by a broker, bank or other nominee, you will provide voting instructions to such broker, bank or other nominee. In the event you do no instruct the broker, bank or other nominee how to vote your shares, such broker, bank or other nominee may, in its discretion, choose to vote such uninstructed shares on “routine” matters only.
On or about May 13, 2019, we expect to commence mailing our shareholders (other than those who previously requested electronic delivery of our proxy materials) this proxy statement, the accompanying proxy card and the 2018 annual report. If you received your annual meeting materials via email, the email contained voting instructions and links to the proxy statement, the accompanying proxy card and the 2018 annual report on the Internet, which are available at http://www.viewproxy.com/RealGoodsSolar/2019. If you have previously elected to receive our proxy materials electronically, you will continue to receive these materials via email unless you elect otherwise. Our 2018 annual report is not to be considered as a part of this proxy statement or as having been incorporated by reference into this proxy statement.
This proxy statement, the proxy card, the 2018 annual report, and voting instructions are also being made available to shareholders at http://www.viewproxy.com/RealGoodsSolar/2019. You may also request a printed copy of this proxy statement and the proxy card by any of the following methods: (a) telephone at 303-222-8344; (b) Internet at http://www.viewproxy.com/RealGoodsSolar/2019; or (c) email at investorrelations@rgsenergy.com.
We will bear the cost of preparing, printing, assembling and mailing this proxy statement, the accompanying proxy card and other material furnished to shareholders in connection with the solicitation of proxies. In addition, our officers, directors and employees may solicit proxies by written communication or telephone. These persons will receive no special compensation for any solicitation activities. We have retained the services of Alliance Advisors, LLC, a professional solicitation firm, as proxy solicitor for this annual meeting. We expect to pay Alliance Advisors, LLC approximately $6,500 for the services it will perform as proxy solicitor in connection with this annual meeting. Further, we will reimburse Advisors, LLC for its reasonable out-of-pocket expenses in connection therewith. We have also agreed to indemnify Advisors, LLC against certain liabilities relating to or arising out of the engagement.
UNLESS THE SHAREHOLDER GRANTING THE PROXY SPECIFIES A DIFFERENT VOTE, IT IS THE INTENTION OF THE AGENTS DESIGNATED IN THE ENCLOSED PROXY CARD TO VOTE “FOR” the election of the nominees for directors listed below, “FOR” the amendment to the Company’s Articles of Incorporation, “FOR” the non-binding advisory approval of the compensation of our named executive officers, “FOR” a frequency of EVERY THREE YEARS for HOLDING FUTURE non-binding advisory voteS to APPROVe named executive officer compensation and “FOR” the ratification of the appointment of BDO USA, LLP as our independent auditors for the 2019 fiscal year. IF ANY NOMINEES FOR DIRECTOR BECOMES UNAVAILABLE TO SERVE FOR ANY REASON, THE PROXY WILL BE VOTED FOR A SUBSTITUTE NOMINEE OR NOMINEES TO BE SELECTED BY OUR BOARD OF DIRECTORS, UNLESS THE SHAREHOLDER WITHHOLDS AUTHORITY TO VOTE FOR THE ELECTION OF DIRECTORS.
ABSENCE OF DISSENTERS’ RIGHTS
No dissenters’ or appraisal rights are available to our shareholders in connection with the proposals before our 2019 annual meeting of shareholders.

PROPOSAL 1
ELECTION OF DIRECTORS
(Item No. 1 on Proxy Card)
Nominees for Election as Directors
Our board of directors proposes that Dennis Lacey, Ian Bowles, and George Neble be elected as directors of our company, to hold office until the next annual meeting of shareholders or until their respective successors are duly elected and qualified. Effective as of the date of the 2019 annual meeting, our current board of directors has fixed the number of directors on our board of directors at three, in accordance with the provisions of RGS Energy’s bylaws. Unless contrary instructions are given, the proxies will be voted “FOR” these nominees. Each nominee has agreed to serve if elected, and management has no reason to believe that any of the nominees will be unavailable for service. If for any unforeseen reason any nominee should decline or be unable to serve, the proxies will be voted to fill any vacancy so arising in accordance with the discretionary authority of the persons named in the proxy, unless contrary instructions are given.
Our business encompasses product sourcing, installation and financing of solar energy products, marketing and research functions in a context characterized by rapidly evolving technologies, changing incentives, exposure to business cycles and significant competition. Our board of directors is responsible for reviewing and assessing the appropriate skills, experience, and background sought of board members in the context of our business and the then-current membership on our board of directors. This assessment of board skills, experience, and background includes numerous diverse factors, such as independence; understanding of, and experience in, solar energy businesses, technology, finance, manufacturing, and marketing; international experience; age; and gender and ethnic diversity. The priorities and emphasis of our board of directors with regard to these factors change from time to time to take into account changes in our business and other trends, as well as the portfolio of skills and experience of current and prospective board members. Our board of directors reviews and assesses the continued relevance of and emphasis on these factors as part of our board of directors’ annual self-assessment process and in connection with candidate searches.
We do not expect or intend that each director will have the same background, skills, and experience. We expect that board members will have a diverse portfolio of backgrounds, skills, and experiences. One goal of this diversity is to assist the board of directors as a whole in its oversight and advice concerning our business and operations. The directors’ biographies note each director’s relevant experience, qualifications, and skills that led to the conclusion that such individual should serve as a director of our company. We expect our directors to possess the following experiences and expertise:
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Senior Leadership Experience.   Directors who have served in senior leadership positions are important to us, as they bring experience and perspective in analyzing, shaping and overseeing the execution of important operational and policy issues at a senior level. These directors’ insights and guidance, and their ability to assess and respond to situations encountered in serving on our board of directors, may be enhanced if their leadership experience has been developed at businesses or organizations that faced significant competition and/or involved technology or other rapidly evolving business models.

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Financial Expertise.   Knowledge of financial markets, financing and funding operations and accounting and financial reporting processes is important because it assists our directors in understanding, advising and overseeing our capital structure, financing and investing activities, financial reporting and internal control of such activities.

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Industry and Technical Expertise.   Because we are actively involved in the solar energy market, education or experience in relevant technology is useful in understanding our research and development efforts, competing companies, various solar products and installation techniques and the market segments in which we compete.

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Brand Marketing Expertise.   Directors who have brand-marketing experience can provide expertise and guidance as we seek to maintain and expand brand and product awareness and a positive reputation.

The names of our director nominees, their ages, and, for our current directors standing for reelection, the years in which they began serving as directors and their positions, are set forth below. Messrs. Bowles and Lacey are currently serving as directors of our company.
IAN BOWLES — age 53 — Director.
Mr. Bowles has served as a director since December 2013. He is Co-founder and Managing Director of WindSail Capital Group, a Boston-based investment firm providing growth capital to emerging clean energy companies; a position he has held since March 2011. Mr. Bowles is also Senior Director of Albright Stonebridge Group, a global strategy firm based in Washington, DC; a position he has held since February 2011. From January 2007 to January 2011, he served as Secretary of Energy and Environmental Affairs of Massachusetts, during which time he oversaw all aspects of energy and environmental regulation and policy in Massachusetts. Earlier in his career, Mr. Bowles served on the White House staff for President Bill Clinton, holding the posts of Senior Director of Global Environmental Affairs at the National Security Council and Associate Director of the White House Council on Environmental Quality.
Our Board of Directors believes that Mr. Bowles brings significant strategic focus, regulatory and public policy expertise and financial and industry experience.
DENNIS LACEY — age 65 — Director and Chief Executive Officer.
Mr. Lacey joined the Company in February 2014 as Senior Vice President Finance and became the President of our Residential Solar Division in April 2014 and our Chief Executive Officer and a director in August 2014. Mr. Lacey also served as our acting Principal Financial Officer from October 2014 to February 2016. He brings to his role as Chief Executive Officer more than 25 years of executive financial management experience. Before joining RGS, Mr. Lacey served as the Chief Financial Officer of Community Enhancement Group REIT, Inc., formed to invest in multi-family properties and acquire REIT status, between May 2012 and February 2014. Between January 2010 and March 2012, Mr. Lacey served as Chief Financial Officer and Vice President of Stream Global Services, a publicly-traded company providing business process outsourcing services. Between September 2006 and December 2009, he was the head of capital markets for Republic Financial Corporation, a private investment firm engaged in aircraft leasing and alternative asset management. Before that, Mr. Lacey held a number of senior executive positions at Imperial Bancorp, a $6 billion publicly-traded commercial bank best known for its high-tech lending practice before it was acquired by Comerica. At Imperial Bancorp, he served as Executive Vice President and Chief Financial Officer, President of the SBA Division, and President of the Equipment Leasing Division. Mr. Lacey also served as President and Chief Executive Officer of Capital Associates, a publicly traded equipment leasing company. He previously served as Chief Financial Officer of two multi-billion dollar publicly-traded companies: TeleTech Holdings, Inc., one of the largest customer experience management companies in the United States, and CKE Restaurants, Inc., an owner, operator and franchisor of popular brands in the quick-service restaurant industry. Earlier in his career, Mr. Lacey was an audit partner at Coopers & Lybrand, an accounting firm.
Our Board of Directors believes that Mr. Lacey brings significant senior leadership management, operational and financial experience.
GEORGE NEBLE — age 62 — Director.
Mr. Neble has served as a member of the board of directors at EverQuote, Inc since May 2018 and as a Business Consultant since July 2017. He brings to his role more than 40 years of accounting experience. From 2012 to 2017, he served as a Managing Partner of the Boston office of Ernst & Young LLP. Prior to that, Mr. Neble was a Senior Assurance Partner at Ernst & Young LLP from 2002 to 2012 and an Assurance Partner at Arthur Anderson serving emerging and growth-oriented companies in all commercial sectors in the New England market from 1978 to 2002. Mr. Neble is a certified public accountant with extensive experience in accounting, SEC and financial reporting matters. His industry experience includes all areas of technology along with consumer products, retail, manufacturing, service and distribution. He holds a B.S. degree in accounting from Boston College.
Our board of directors believes that Mr. Neble brings significant technical skills in accounting, financial expertise, internal controls, senior leadership and public company matters. Mr. Neble was recommended by our nominating and corporate governance committee and Mr. Neble was nominated by Mr. Bowles.

Vote Required
Directors will be elected by a plurality of the votes cast. “Plurality” means that the nominees receiving the largest number of votes cast are elected as directors up to the maximum number of directors who are nominated to be elected at the meeting. If no instructions are indicated on a proxy card, the shares will be voted “FOR” the election of these nominees for director. Because director nominees must receive a plurality of the votes cast at the annual meeting, a vote withheld from a particular nominee or from all nominees, abstentions, or broker non-votes will not affect the election of that nominee.
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION
OF THESE NOMINEES.

PROPOSAL 2
TO APPROVE, AN AMENDMENT TO THE COMPANY’S ARTICLES OF INCORPORATION TO INCREASE THE AUTHORIZED NUMBER OF SHARES OF CLASS A COMMON STOCK FROM 150,000,000 TO 250,000,000
(Item No. 2 on Proxy Card)
Our board of directors has adopted resolutions approving, declaring advisable and recommending that our shareholders approve an amendment to the Company’s articles of incorporation, as amended (“Articles of Incorporation”), to increase the authorized number of shares of Class A common stock from 150,000,000 to 250,000,000, subject to shareholder approval at the 2019 annual meeting.
Overview of Proposal
Our Articles of Incorporation currently provides that the total number of shares of capital stock which we have authority to issue is 250,000,000 shares, consisting of  (i) 150,000,000 shares of Class A common stock, (ii) 50,000,000 shares of Class B common stock and, (iii) 50,000,000 shares of preferred stock.
We propose to increase the authorized number of shares of Class A common stock from 150,000,000 shares to 250,000,000. In addition, to effect this change, the total number of shares of capital stock authorized in the Articles of Incorporation would increase from 250,000,000 to 350,000,000.
On April 25, 2019, our board of directors approved by unanimous written consent to recommend to the shareholders that the Articles of Incorporation be amended to increase the number of shares of Class A common stock authorized for issuance by 100,000,000 and accordingly increase the total number of shares of capital stock authorized for issuance by 100,000,000 (the “Amendment”). Under Colorado corporate law, we are required to obtain approval from shareholders to amend the Articles of Incorporation to increase the number of shares of Class A common stock authorized for issuance. If the Amendment is approved by the shareholders at the annual meeting, the Amendment will be effective upon the filing of articles of amendment setting forth such amendment with the Secretary of State of the State of Colorado (or at such later time as may be specified therein), which filing is expected to occur promptly after the annual meeting. The full text of the form of the Amendment, which would replace Section A of Article IV of the Articles of Incorporation in its entirety, is attached as Appendix A to this proxy statement.
Text of the Amendment
We propose to amend Section A of Article IV of the Articles of Incorporation so that it would read in its entirety as follows:
“A. Authorized Capital Stock.   The aggregate number of shares that the Corporation shall have authority to issue is three hundred fifty million (350,000,000), consisting of two hundred fifty million (250,000,000) shares of Class A Common Stock, par value $0.0001 per share, fifty million (50,000,000) shares of Class B Common Stock, par value $0.0001 per share, and fifty million (50,000,000) shares of Preferred Stock, par value $0.0001 per share (the “Preferred Stock”). The Class A Common Stock and Class B Common Stock are sometimes referred to in these Articles as the “Common Stock”. References to these “Articles” shall be understood to mean these Articles of Incorporation as set forth herein and as amended from time to time hereafter in accordance with the provisions of these Articles and of applicable law.”
Why we are seeking shareholder approval
Our Articles of Incorporation currently authorize us to issue up to 250,000,000 shares of capital stock, consisting of  (i) 150,000,000 shares of Class A common stock, (ii) 50,000,000 shares of Class B common stock and, (iii) 50,000,000 shares of preferred stock. As of May 3, 2019, we had a total of approximately 110,129,125 shares of Class A common stock outstanding, approximately 27,463,719 additional shares of Class A common stock reserved for issuance pursuant to our outstanding warrants and approximately 1,300,000 additional shares of Class A common stock reserved for issuance pursuant to our 2018 Long-Term Incentive Plan. As a result, as of May 3, 2019, we had approximately 11,107,156 shares of Class A common stock available for future issuance in excess of the outstanding Class A common stock, our future obligations to issue Class A common stock, and other shares of Class A common stock that we have reserved for our 2018 Long-Term Incentive Plan.

The additional authorized shares of Class A common stock would be available for issuance from time to time in the discretion of the board of directors. The shares of Class A common stock would be issuable for any proper corporate purpose, including future acquisitions, capital raising transactions consisting of either equity or derivative securities, stock dividends, stock splits, or issuances under current and future stock plans. Our board of directors believes that these additional shares will provide us with needed flexibility to issue shares in the future without potential expense and delay incident to obtaining shareholder approval for a particular issuance.
We do not currently have any plans, understandings or agreements for the issuance or use of the additional shares of Class A common stock to be approved under this Proposal 2. However, we may need to raise additional capital in the future and believe it is in our company’s best interest to have available a sufficient number of shares of Class A common stock to do so. We have a history of recurring operating losses and negative cash flow from operations which have necessitated cost reduction measures and raising capital from the offering of equity and derivate securities in the past. Further, as disclosed in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, our historical operating results indicate substantial doubt exists related to our ability to continue as a going concern. As previously disclosed, we expect that future sales of POWERHOUSE™ 3.0 in-roof solar shingles will be our primary source of revenue. We only recently began the nationwide commercialization of POWERHOUSE™ 3.0, and, accordingly, we expect to incur a quarterly cash outflow for a portion of 2019. In the event that we have insufficient capital to cover our operating expenses, including the commercialization of POWERHOUSE™ 3.0, we would evaluate further cost-reduction measures and seek capital from (i) institutional debt financing, (ii) public or private offerings of securities, and (iii) Class A common stock warrant exercises, including by reducing the exercise price of Class A common stock warrants to induce conversion. No assurances can be given that we will be successful in doing so. If our shareholders do not approve this Proposal 2, we may not have a sufficient number of shares of Class A common stock authorized to raise a meaningful amount of capital through the offering of equity or derivative securities in the future.
Rights of Additional Authorized Shares
Any additional authorized shares of Class A common stock, if and when issued, would be part of the existing Class A class of common stock and would have the same rights and privileges as the shares of Class A common stock currently outstanding. Our shareholders do not have pre-emptive rights with respect to the Class A common stock, nor do they have cumulative voting rights. Accordingly, should the board of directors issue additional shares of Class A common stock, existing shareholders would not have any preferential rights to purchase any of such shares, and their percentage ownership of our then outstanding Class A common stock could be reduced.
Certain Risks Associated with the Amendment
The Amendment itself would not affect the rights of existing holders of Class A common stock nor would it increase the number of issued and outstanding shares of Class A common stock. However, if our board of directors authorizes the issuance of shares of Class A common stock in the future, existing shareholder’s proportionate ownership will be proportionately reduced. Further, if we issue additional shares of Class A common stock as a result of the Amendment, there can be no assurance that the market price per share of our Class A common stock will remain constant in proportion to the increase in the number of shares of our Class A common stock outstanding before such issuance.
The market price of our Class A common stock will also be based on our performance and other factors, some of which are unrelated to the number of shares outstanding. These factors include, among others, the status of the market for our Class A common stock at the time, our reported results of operations in future periods, and general economic, market and industry conditions. Accordingly, the market price of our Class A common stock may not be sustainable at the direct arithmetic result of the Amendment and future issuances of shares of Class A common stock.

Principal Effects on Outstanding Common Stock
The Amendment itself would not affect the rights of existing holders of Class A common stock nor would it increase the number of issued and outstanding shares of Class A common stock. However, if our board of directors authorizes the issuance of shares of Class A common stock in the future, existing shareholder’s proportionate ownership will be proportionately reduced. Holders of common stock do not have any preemptive rights to subscribe for the purchase of any shares of Class A common stock, which means that current holders of common stock do not have a prior right to purchase any new issue of Class A common stock in order to maintain their proportionate ownership.
The future issuance of additional shares of Class A common stock could have the effect of making it more difficult for a third party to acquire, or discouraging a third party from attempting to acquire, control of the Company.
Interests of Certain Persons in the Proposal
Certain of our officers and directors have an interest in the proposal as a result of their ownership of shares of our Class A common stock. However, we do not believe that our officers or directors have interests in the proposal that are different from or greater than those of any of our other shareholders.
Vote Required
Approval of this Proposal 2 requires the affirmative vote of a majority of the votes cast “FOR” or “AGAINST” the proposal. For purposes of determining the number of votes cast on the matter, only those cast “FOR” or “AGAINST” are included, while abstentions and broker non-votes are not included.
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVING AN AMENDMENT TO THE COMPANY’S ARTICLES OF INCORPOATION TO INCREASE THE AUTHORIZED NUMBER OF CLASS A COMMON STOCK FROM 150,000,000 TO 250,000,000

PROPOSAL 3
NON-BINDING ADVISORY APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
(Item No. 3 on Proxy Card)
As required by Section 14A of the Securities Exchange Act, we are seeking non-binding advisory shareholder approval of the compensation of our named executive officers as disclosed in the section of this proxy statement titled “Executive Compensation.” This non-binding advisory vote is commonly referred to as a “say on pay” vote. Shareholders are being asked to vote on the following non-binding advisory resolution:
“RESOLVED, that, on a non-binding advisory basis, the compensation paid to Real Goods Solar’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission (which disclosure shall include the compensation tables, narrative disclosures and any related material in the Real Goods Solar, Inc.’s Proxy Statement for the 2019 Annual Meeting of Shareholders) is hereby APPROVED.”
Our board of directors believes that the compensation of our named executive officers is based on a design that promotes the creation of long-term shareholder value and positions us for long-term success. Performance-based compensation includes the 2018 Long-Term Incentive Plan and other incentive bonus programs. The mix of fixed and performance-based compensation are designed to enable us to attract and maintain executive officers while, at the same time, creating a relationship between performance and compensation. The compensation committee and our board of directors believe that the design of the performance-based programs, and the compensation awarded to named executive officers under the current program, fulfill this objective.
Shareholders are urged to read the “Executive Compensation” section of this proxy statement, which sets forth the compensation we paid our named executive officers during 2018.
Although the vote is on a non-binding advisory basis, the board of directors and the compensation committee will review the voting results in connection with their ongoing evaluation of the Company’s compensation program.
Vote Required
Approval of this Proposal 3 requires the affirmative vote of a majority of the votes cast “FOR” or “AGAINST” the proposal. For purposes of determining the number of votes cast on the matter, only those cast “FOR” or “AGAINST” are included, while abstentions and broker non-votes are not included.
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE NON-BINDING ADVISORY APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

PROPOSAL 4
NON-BINDING ADVISORY VOTE ON THE FREQUENCY OF HOLDING FUTURE NON-BINDING ADVISORY VOTES TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION
(Item No. 4 on Proxy Card)
As required by Section 14A of the Securities Exchange Act, we are providing our shareholders with the opportunity to cast a non-binding advisory vote on whether we should conduct future non-binding advisory votes of the nature reflected in Proposal 3 every year, every two years or every three years. This non-binding advisory vote is commonly referred to as a “say on frequency” vote.
The optimal frequency of a vote necessarily turns on a judgment about the relative benefits and burdens of each of the options. There have been diverging views expressed on this question and the board of directors believes there is a reasonable basis for each of the options.
Some have argued for less frequency. They point out that a less frequent vote would allow shareholders to focus on overall design issues rather than details of individual decisions, would align with the goal of named executive officer compensation programs, such as ours, which are designed to reward performance that promotes long-term shareholder value and would avoid the burden that annual votes would impose on shareholder required to evaluate the compensation programs of a large number of companies each year.
Others believe that an annual vote is needed to give shareholders the opportunity to react promptly to emerging trends in compensation, provide feedback before those trends become pronounced over time, and give the board of directors and the compensation committee the opportunity to evaluate individual compensation decisions each year in light of the ongoing feedback from shareholders.
Our executive compensation programs are designed to promote a long-term connection between pay and performance. Accordingly, after careful consideration, the board of directors has determined that holding an advisory vote on executive compensation every three years is the most appropriate policy for the Company at this time and recommends that shareholders vote for future advisory votes on named executive officer compensation to occur every three years.
This advisory vote on the frequency of future advisory votes on named executive officer compensation is non-binding on the board of directors. Shareholders will be able to specify one of four choices for this Proposal 4 on the proxy card: one year, two years, three years or abstain. Shareholders are not voting to approve or disapprove the board of director’s recommendation. Although non-binding, the board of directors and the compensation committee will carefully review the voting results in their entirety. Notwithstanding the board of director’s recommendation and the outcome of the advisory shareholder vote on this Proposal 4, the board of directors may in the future decide to conduct advisory votes on executive compensation on a more frequent basis and may vary its practice based on factors such as discussions with shareholders and the adoption of material changes to compensation programs.
Vote Required
The frequency — every year, every two years or every three years — of the non-binding advisory vote on named executive officer compensation receiving the largest number of votes will be the frequency that shareholders recommend. For purposes of determining the vote regarding this Proposal 4, abstentions and broker non-votes will have no impact on the vote.
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” A FREQUENCY OF EVERY THREE YEARS FOR HOLDING FUTURE NON-BINDING ADVISORY VOTES TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

PROPOSAL 5
RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
(Item No. 5 on Proxy Card)
The audit committee of the board of directors (the “Audit Committee”) of the Company has appointed BDO to audit our consolidated financial statements for the 2019 fiscal year. BDO audited our consolidated financial statements for our 2018 fiscal year. This appointment is being presented to shareholders for ratification at the annual meeting. Shareholder ratification of the appointment of BDO as our independent auditors is not required by our bylaws or otherwise. We are submitting the appointment of BDO to shareholders for ratification as a matter of good corporate practice. If our shareholders fail to ratify the selection, the Audit Committee will reconsider whether to retain BDO. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent audit firm at any time during the year if it determines that such a change would be in the best interests of us and our shareholders. We have invited representatives of BDO to be present at our 2019 annual meeting of shareholders and to make a statement if they desire to do so and to be available for shareholders to respond to appropriate questions. However, we do not expect that any representative of BDO will to be present at our 2019 annual meeting of shareholders.
On November 30, 2018, the Audit Committee made the decision to dismiss Moss Adams LLP (“Moss Adams”) who was previously engaged as the Company’s principal accountant to audit its financial statements for the fiscal year ended December 31, 2017. The Company informed Moss Adams about the decision on December 3, 2018. As previously reported on the Form 8-K dated November 16, 2017, Moss Adams had succeeded Hein & Associates LLP, who had served as the Company’s independent auditors for the fiscal year ended December 31, 2016.
Moss Adams’ audit report on the Company’s consolidated financial statements for the fiscal year ended December 31, 2017 did not contain an adverse opinion or disclaimer of opinion, or qualification or modification as to uncertainty, audit scope or accounting principle, except for the inclusion of an explanatory paragraph regarding substantial doubt as to the Company’s ability to continue as a going concern due to its accumulated deficit and recurring losses from operations. There were no disagreements with Moss Adams on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures which, if not resolved to the satisfaction of Moss Adams, would have caused it to make reference thereto in their report on the Company’s financial statements for such year.
During the year ended December 31, 2017 and through the subsequent period preceding Moss Adams’ dismissal, there were no reportable events within the meaning set forth in Item 304(a)(1)(v) of Regulation S-K.
The Company filed a Current Report on Form 8-K on December 6, 2018 disclosing the change in principal accountant. The Company provided Moss Adams with a copy of the foregoing disclosures and requested that Moss Adams furnish the Company with a letter addressed to the Securities and Exchange Commission (“SEC”) stating whether it agreed with the disclosures related to Moss Adams contained in the Current Report on Form 8-K. A copy of Moss Adam’s letter, dated December 6, 2018, was filed as Exhibit 16.1 to the Current Report on Form 8-K.
On December 5, 2018, the Audit Committee engaged BDO as the Company’s new principal accountant to audit the Company’s financial statements for the 2018 fiscal year. During the Company’s two prior fiscal years and through December 5, 2018, the Company did not consult with BDO regarding either (i) the application of accounting principles to a specific completed or contemplated transaction or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that was an important factor considered by the Company in reaching a decision as to an accounting, auditing or financial reporting issue, or (ii) any matter that was either the subject of a disagreement, as defined in Item 304(a)(1)(iv) of Regulation S-K, or other reportable event, as defined in Item 304(a)(1)(v) of Regulation S-K.

Vote Required
The action of the Audit Committee in appointing BDO as the Company’s independent auditors for the 2019 fiscal year will be ratified upon the approval by the affirmative vote of a majority of the votes cast “FOR” or “AGAINST” the proposal. Abstentions and the failure of a broker to cast a discretionary vote will have no effect on the outcome of the vote on this Proposal 5.
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF BDO USA LLP AS OUR INDEPENDENT AUDITORS FOR THE 2019
FISCAL YEAR.

DIRECTOR INDEPENDENCE, COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS
Director Independence
Our board of directors currently consists of four members and meets regularly during the year. Our board of directors has determined that each of Messrs. Bouska, Bowles and Scott as well as Mr. Neble is independent within the meaning of the Nasdaq Stock Market Rules. Membership on the Audit Committee, compensation committee and nominating and corporate governance committee is limited to independent directors within the meaning of the Nasdaq Stock Market Rules.
Board Meetings and Board Committees
Our board of directors generally holds four regularly scheduled meetings during the year. During 2018, our board held zero in-person meetings and seven telephonic meetings. Each of our current directors who served as directors during 2018 attended at least 75% of the aggregated number of meetings of our board and of the committees of our board on which such director served during 2018.
Our policy on attendance by directors at the annual meeting encourages our directors to attend the annual meeting unless they have a scheduling conflict. Two of our current directors attended the 2018 annual meeting of shareholders (Robert Scott and Pavel Bouska).
Our board of directors has standing audit, compensation, and nominating and corporate governance committees, for which we have adopted written charters. These charters, which can be found in the Investor Relations section of our website at: https://investors.rgsenergy.com/corporate-governance/documents-charters, along with our code of ethics adopted by our board of directors, provide the framework for governance of our company. We also have a standing executive committee, which operates under authority provided in our bylaws and without a charter.
Audit Committee.   The Audit Committee currently consists of Ian Bowles, Pavel Bouska and Robert Scott. Mr. Scott serves as chairperson of the Audit Committee and is an “audit committee financial expert,” as defined in Item 407(d)(5)(ii) of Regulation S-K. For the relevant experience of Mr. Scott, please refer to his biography included below. The Audit Committee is responsible for the appointment, compensation and oversight of our auditor and for approval of any non-audit services provided by the auditor. The Audit Committee also oversees (a) management’s maintenance of the reliability and integrity of our accounting policies and financial reporting and disclosure practices; (b) management’s establishment and maintenance of processes to assure that an adequate system of internal control over financial reporting is functioning; and (c) management’s establishment and maintenance of processes to assure our compliance with all laws, regulations and company policies relating to financial reporting. The Audit Committee held four in-person meetings and zero telephonic meetings during 2018. If our shareholders elect the director nominees set forth in Proposal 1 above, after the 2019 annual meeting, we expect that the Audit Committee will consists of Ian Bowles and George Neble. Further, we expect that Mr. Neble will serve as chairperson of the Audit Committee since he is an “audit committee financial expert,” as defined in Item 407(d)(5)(ii) of Regulation S-K. For the relevant experience of Mr. Neble, please refer to his biography included under the heading “Proposal 1 — Election of Directors” above.
Mr. Scott has served as a director since June 2012. Mr. Scott has advised and assisted a number of companies since retiring as a partner from Arthur Andersen, LLP. From May to November 2009, he served as the interim Chief Financial Officer of Square Two Financial (formerly, Collect America), a private consumer debt company, assisting them with financial administration and transition to a permanent Chief Financial Officer. From 2004 to 2008, Mr. Scott assisted Colorado Mountain Development, engaged in retail land sales primarily in Texas, to improve financial reporting and accounting systems and help transition toward the sale and relocation of the business. During 2003 and 2004, Mr. Scott served as a consultant to KRG Capital Partners, LLC, a Denver-based private equity firm, assisting them with due diligence investigations of certain target companies. Mr. Scott joined Arthur Andersen, LLP, a public accounting firm, in 1970 and was admitted as partner in 1981, continuing through his retirement in 2002. Within Arthur Andersen’s Audit & Business Advisory Group, Mr. Scott served clients in numerous life cycle stages and industries including construction, venture capital, energy exploration and development, manufacturing, cable and satellite television, software development, real estate and manufacturing.

Compensation Committee.   Our compensation committee currently consists of Ian Bowles and Robert Scott. Mr. Bowles serves as chairperson of our compensation committee. Our compensation committee establishes compensation amounts and policies applicable to our executive officers, establishes salaries, bonuses and other compensation plans and matters for our executive officers and administers our stock option plans. Our compensation committee may, if it chooses, delegate any of its responsibilities to subcommittees. Our compensation committee held zero in-person meetings and two telephonic meetings during 2018. If our shareholders elect the director nominees set forth in Proposal 1 above, after the 2019 annual meeting, we expect that our compensation committee will consist of Ian Bowles and George Neble.
The principal objectives that guide the compensation committee in assessing our executive and other compensation programs include the proper allocation among (i) current cash compensation, (ii) short-term bonus compensation and (iii) long-term compensation. Other considerations include our business objectives, our fiduciary and corporate responsibilities (including internal considerations of fairness and affordability), competitive practices and trends and regulatory requirements. In determining the particular elements of compensation that are used to implement our overall compensation objectives, the compensation committee takes into consideration a number of factors related to our performance, such as our earnings per share, profitability, revenue growth and the specific operational and financial performance of certain groups, as well as the competitive environment for our business. Stock price performance is not a factor in determining annual compensation because the market price of our Class A common stock is subject to a variety of factors outside of our control. The compensation committee may, when appropriate (as determined on an annual basis), identify individual performance goals for executive and other officers, which goals may play a significant role in determining such officers’ incentive compensation for that year and which are taken into consideration in setting base salary for the next year. The compensation committee may meet with certain of our executive officers to obtain recommendations with respect to our compensation programs, practices and packages for executives, other employees and directors. The compensation committee may ask management for its recommendations regarding the base salary, bonus targets and equity compensation for the executive team and other employees. The compensation committee considers but is not bound by and may not always accept, management’s recommendations with respect to executive compensation. The compensation committee may also seek input from one or more independent compensation consultants prior to making determinations on material aspects of our compensation programs, practices and packages.
Our compensation committee has the ability to engage, and has in the past engaged, compensation consultants to assist in making determinations on material aspects of our compensation programs, practices and packages, but did not retain any such consultants during 2018.
Nominating and Corporate Governance Committee.   Our nominating and corporate governance committee currently consists of Ian Bowles and Robert Scott. Mr. Bowles serves as the chairperson of the nominating and corporate governance committee. Our nominating and corporate governance committee carries out responsibilities related to our director nomination process and procedures, developing and maintaining our corporate governance policies and any related matters required by the federal securities laws. Our nominating and corporate governance committee also reviews and approves related-party transactions. Our nominating and corporate governance committee was formed in 2014, and the committee held zero in-person meetings and one telephonic meeting during 2018. If our shareholders elect the director nominees set forth in Proposal 1 above, after the 2019 annual meeting, we expect our nominating and corporate governance committee will consist of Ian Bowles and George Neble.
Our nominating and corporate governance committee identifies and screens individuals qualified to become directors and makes recommendations to our full board of directors regarding the selection and approval of nominees for director to be submitted to our shareholders for election. As described under the heading “Proposal 1 — Election of Directors,” our nominating and corporate governance committee and our board of directors consider a variety of factors when selecting candidates for election to the board of directors. Our nominating and corporate governance committee and our board of directors will consider qualified director candidates recommended by our shareholders. Our bylaws set forth certain procedures that are required to be followed by shareholders in nominating persons for election to our board of directors. Generally, written notice of a proposed nomination must be received by our corporate secretary no later than the 45th day nor earlier than the 70th day prior to the anniversary of the mailing of the preceding year’s proxy materials. Other than as described above, our nominating and corporate governance committee and board of directors have not adopted a formal policy regarding the consideration of director candidates recommended by shareholders; however, they would not evaluate shareholder nominees differently from management or board nominees. Although we have not adopted a formal policy regarding the consideration of director candidates recommended by shareholders, the board of directors believes that the procedures set forth in our bylaws are currently sufficient and that the establishment of a formal policy is not necessary. Mr. Neble was recommended by our nominating and corporate governance committee and Mr. Neble was nominated by Mr. Bowles.
Executive Committee.   Our executive committee consists of Mr. Bowles and one vacancy. Mr. Bowles serves as the chairperson of our executive committee. Our executive committee may exercise, during intervals between meetings of the board of directors, all the powers and authority of the board, except as otherwise provided in our bylaws or by Colorado law.
Executive Sessions of the Board
Our board of directors’ independent directors meet periodically in executive session. Executive sessions are generally held in connection with regularly scheduled board meetings.
Board Leadership Structure and Role in Risk Oversight
Ian Bowles is the Chairman of our board of directors and is not currently an employee of our company. Dennis Lacey serves as a director and our Chief Executive Officer. As our most senior executive officer, Mr. Lacey has primary, general and active control over our affairs and business and general supervision of our officers, agents and employees. The technology and regulatory landscape involved in our business are constantly evolving and Mr. Lacey brings extensive knowledge in these areas to the board of directors, allowing him to effectively focus board decision-making on those items most important to our overall success. Our board of directors believes that having our most senior executive officer on our board of directors helps promote our overall strategic development and facilitates the efficient flow of information between management and our board of directors. Our board of directors also believes that this leadership structure optimizes Mr. Bowles’s and Mr. Lacey’s contributions to the board’s efforts.
Our board of directors works closely with our Chief Executive Officer in its regular assessment of the risks that could confront our business, whether due to competitive issues, government incentives, the economy or otherwise. It is management’s responsibility to manage risk and bring to our board of directors’ attention the risks that are most material to us. Our board of directors has oversight responsibility of the processes established to report and monitor systems for material risks applicable to us and annually reviews our enterprise risk management. The Audit Committee regularly reviews treasury risks (insurance, credit and debt), financial and accounting risks, legal and compliance risks, information technology security risks and risks related to internal control over financial reporting. Our compensation committee considers risks related to the attraction and retention of talent and risks relating to the design of compensation programs and incentive arrangements. Our compensation committee also reviews compensation and benefits plans affecting employees in addition to those applicable to executive officers. We have determined that it is not reasonably likely that risks arising from compensation and benefit plans would have a material adverse effect on us. In addition, the full board of directors considers risks to our reputation, reviews risks related to the sustainability of our operations, considers risks related to succession planning and oversees the appropriate allocation of responsibility for risk oversight among the committees of the board. The full board of directors is also responsible for oversight of enterprise risk management and considers strategic risks and opportunities on a regular basis.

AUDIT COMMITTEE REPORT
The Audit Committee, on behalf of our board of directors, oversees management’s conduct of internal control processes and procedures for financial reporting designed to ensure the integrity and accuracy of our financial statements and to ensure that we are able to timely record, process and report information required for public disclosure.
Our management is responsible for establishing and maintaining adequate internal financial controls for the preparation of our consolidated financial statements and for the public reporting process. The firm of BDO, as our independent registered public accounting firm for 2018, was responsible for performing an independent audit of our consolidated financial statements in accordance with auditing standards of the Public Company Accounting Oversight Board (United States) and for issuing a report thereon expressing its opinion as to whether our consolidated financial statements present fairly, in all material respects, our financial position, results of operations and cash flows in conformity with accounting principles generally accepted in the United States.
In this context, the Audit Committee reviewed and discussed with management and representatives of BDO our audited consolidated financial statements for the year ended December 31, 2018. BDO stated, in its Report of Independent Registered Public Accounting Firm dated April 15, 2019, that its audit included assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.
The Audit Committee also discussed with BDO the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board. The Audit Committee reviewed with BDO, who was responsible for expressing an opinion on the conformity of our audited financial statements with accounting principles generally accepted in the United States, their judgment as to the quality, not just the acceptability, of our accounting principles, the reasonableness of significant judgments and the clarity of disclosures in our financial statements. Also, the Audit Committee discussed the results of the annual audit and such other matters required to be communicated with the Audit Committee under professional auditing standards.
In discharging its oversight responsibility over the audit process, the Audit Committee obtained from our independent auditors’ statements describing all relationships between our independent auditors and RGS Energy that might bear on our auditors’ independence consistent with applicable requirements of the Public Company Accounting Oversight Board and discussed with our auditors any relationships that may impact their objectivity and independence.
The Audit Committee recommended to our board that our audited financial statements for the year ended December 31, 2018 be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018 for filing with the SEC, in reliance upon: (1) the Audit Committee’s reviews and discussions with management and BDO, (2) management’s assessment of the effectiveness of our internal control over financial reporting; and (3) the receipt of an opinion from BDO, dated April 15, 2019, stating that our 2018 consolidated financial statements present fairly in all material respects, the consolidated financial position of our company and its consolidated subsidiaries at December 31, 2018 and the consolidated results of operations and cash flows for the year ended December 31, 2018 in conformity with accounting principles generally accepted in the United States.
Audit Committee
Robert Scott, Chairperson
Pavel Bouska
Ian Bowles
This Audit Committee Report shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A or 14C, or to the liabilities of Section 18 of the Exchange Act, except to the extent that we specifically request that this information be treated as “soliciting material” or specifically incorporate this information by reference into a document filed under the Securities Act or the Exchange Act.

DIRECTOR COMPENSATION
Director Compensation Policy
During 2018, directors who were not employees of our company or its affiliates were paid an annual retainer of  $20,000 plus fees of  $1,000 for each in-person board meeting attended, $200 for each telephonic board meeting attended, $500 for each in-person committee meeting attended and $200 for each telephonic committee meeting attended. Members of each standing committee receive an annual fee of  $4,000 and chairpersons of each standing committee receive an annual fee of  $10,000.
Director Compensation Table
The following table provides compensation information for the year ended December 31, 2018 for each director who served during 2018 and was compensated for his or her service other than as a named executive officer.
Name	Fees Earned or Paid in Cash	Option Awards(1)	Totals
Ian Bowles	$50,600	$50,200	$100,800
Robert L. Scott	$44,600	$50,200	$94,800
Pavel Bouska	$30,200	$50,200	$80,400
John Schaeffer(2)	$9,000	—	$9,000

(1)
The amounts in the Option Awards column reflect the aggregated grant date fair value of awards granted during 2018, computed in accordance with FASB ASC Topic 718. Assumptions used in the calculation of the aggregated grant date fair value for these options are included in Note 11. Share-Based Compensation to our audited financial statements, included in Item 8 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2018. All directors had 50,008 option awards outstanding as of December 31, 2018.

(2)
Effective March 9, 2018, Mr. Schaeffer resigned as a director of the Company.

EXECUTIVE OFFICERS
The following table sets forth the names and ages of our current executive officers:
Name	Age	Position
Dennis Lacey	65	Chief Executive Officer and Director
Alan Fine	65	Chief Financial Officer, Chief Administrative Officer and Treasurer
Nicolle Dorsey	40	Principal Accounting Officer and Controller
Our executive officers are appointed annually by our board of directors. Biographical information about Mr. Lacey is included under the heading “Proposal 1 — Election of Directors.”
ALAN FINE — age 65 — Mr. Fine joined RGS Energy in July 2014 as the Director of Commercial Accounting and Finance before he was named Treasurer and Principal Accounting Officer in October 2014. He held this position until February 2016 when he was named as the Principal Financial Officer and General Manager of Operations. Effective September 12, 2018 he was named as the Chief Financial Officer, Chief Administrative Officer and Treasurer. Before joining RGS Energy, between August 2011 and June 2014, he served as the Chief Financial Officer and Principal Accounting Officer of Roomlinx, Inc., a public company engaged in in-room guest entertainment systems servicing the hospitality industry. From May 2008 to June 2011, Mr. Fine served as the Chief Financial Officer and Director of Operations for Pearlstine Distributors, a privately held distributor of Anheuser Busch, Samuel Adams, Heineken, New Belgium and other craft beers to the Charleston, South Carolina market. From November 1997 to May 2000, he served as the Vice President of Finance at Colorado Greenhouse, an international producer of hydroponic tomatoes. Before that, Mr. Fine served as the Chief Financial Officer of Gold Coast Beverage Distributors, a beer and water wholesaler serving Southern Florida, from May 1994 to July 1997. Mr. Fine has a Bachelor of Science degree in accounting from Loyola College of Maryland, a Bachelor of Science degree in civil engineering from UMASS, Lowell and is a licensed certified public accountant in Pennsylvania.
NICOLLE DORSEY — age 40 — Mrs. Dorsey joined RGS Energy in September 2016 as the Assistant Controller. She was named Principal Accounting Officer and Controller in September 2017. Before joining the Company, she served as a Senior Corporate Accountant and Financial Analyst for Cloud Peak Energy, a publicly held coal producing company, between April 2014 and March 2016. From May 2013 to June 2017, Ms. Dorsey served as a Financial Reporting Accountant III for Source Gas, LLC, a natural gas utility serving approximately 429,000 customers in Arkansas, Colorado, Nebraska and Wyoming. Before that, Ms. Dorsey served as a Senior Accountant for Baker Tilly Virchow Krause, LLC, a full-service accounting and advisory firm that offers industry specialized services in audit, tax, and management consulting., from September 2007 to April 2013. Ms. Dorsey earned her Bachelor of Arts degree in accounting and a masters of accountancy from the University of Wisconsin, and is a licensed certified public accountant in Colorado

BENEFICIAL OWNERSHIP OF SHARES
The following table sets forth information with respect to the beneficial ownership of our Class A common stock as of April 29, 2019 (except as noted) for (i) each person (or group of affiliated persons) who, insofar as we have been able to ascertain, beneficially owned more than 5% of the outstanding shares of our Class A common stock, (ii) each director, (iii) each executive officer named in the Summary Compensation Table below, and (iv) all current directors and executive officers as a group. As of April 29, 2019, there were 109,639,125 shares of our Class A common stock and no shares of our Class B common stock outstanding.
Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent of Class
Hudson Bay Master Fund, Ltd.(2)	9,116,707	7.77%
Intracoastal Capital, LLC(3)	8,942,342	7.75%
Dennis Lacey(4)	436,662	*
Alan Fine(5)	122,478	*
Nicolle Dorsey(6)	14,150	*
Pavel Bouska(7)	35,829	*
Ian Bowles(8)	165,830	*
Robert L. Scott(9)	65,825	*
George Neble(10)	20,000	*
All directors and executive officers as a group (6 persons)(11)	840,771	0.91%

*
Indicates less than 1% ownership.

(1)
This table is based upon information supplied by officers, directors and principal shareholders directly to the Company or on Schedules 13D and 13G and Forms 3, 4 and 5 filed with the SEC. All beneficial ownership is direct and the beneficial owner has sole voting and investment power over the securities beneficially owned unless otherwise noted. Share amounts and percent of class include stock options exercisable and restricted stock vesting within 60 days after April 29, 2019.

(2)
According to information available to the Company, consists of  (i) 832,031 shares of our Common Stock; (ii) 4,882,603 shares of our Common Stock issuable upon exercise of warrants that are currently exercisable (subject to a 4.99% beneficial ownership limitation); and (iii) 3,402,073 shares of our Common Stock issuable upon exercise of warrants that are currently exercisable (subject to a 9.99% beneficial ownership limitation). Does not include additional shares of Common Stock issuable upon exercise of additional warrants because the holder does not have the right to receive such shares if the holder, together with certain attribution parties, would beneficially own in excess of 4.99% of the outstanding shares of our Common Stock. Hudson Bay Capital Management LP, the investment manager of Hudson Bay Master Fund Ltd., has voting and investment power over these securities. Sander Gerber is the managing member of Hudson Bay Capital GP LLC, which is the general partner of Hudson Bay Capital Management LP. Hudson Bay Capital Management LP may be deemed to be the beneficial owner of all shares of Common Stock underlying the securities held by Hudson Bay Master Fund Ltd. Mr. Gerber disclaims beneficial ownership of these securities. The address of Hudson Bay Master Fund Ltd. is c/o Hudson Bay Capital Management LP, 777 Third Avenue, 30th Floor, New York, NY 10017.

(3)
According to a Schedule 13G filed April 11, 2019 by Intracoastal Capital LLC (“Intracoastal”), Mitchell P. Kopin and Daniel B. Asher and information available to the Company. Consists of (i) 3,255,658 shares of our Common Stock; and (ii) 5,686,684 shares of our Common Stock issuable upon exercise of warrants that are currently exercisable (subject to a 4.99% or 9.99% beneficial ownership limitation). The reporting persons share voting and dispositive power over the shares. Mr. Kopin and Mr. Asher, each of whom are managers of Intracoastal, share voting control and investment discretion over the securities held by Intracoastal. As a result, each of Mr. Kopin and Mr.

Asher may be deemed to have beneficial ownership (as determined under Section 13(d) of the Exchange Act) of the securities held by Intracoastal. The address of Intracoastal and Mr. Kopin is 245 Palm Trail, Delray Beach, FL 33483. The address of Mr. Asher is 111 W. Jackson Boulevard, Suite 2000, Chicago, IL 60604.
(4)
Consists of  (i) 170,000 shares of our Class A common stock owned by Mr. Lacey, (ii) 155,000 shares of our Class A common stock owned by a limited partnership, of which Mr. Lacey and his spouse are each a general partner and a limited partner, over which Mr. Lacey shares voting and investment power with his spouse, (iii) 45,000 shares of our Class A common stock owned by Mr. Lacey’s spouse, (iv) 49,232 shares of our Class A common stock issuable upon exercise of stock options that are currently exercisable and (v) 17,430 share of our Class A common stock issuable upon exercise of stock options exercisable within 60 days after April 29, 2019.

(5)
Consists of  (i) 95,000 shares of our Class A common stock, (ii) 20,008 shares of our Class A common stock issuable upon exercise of stock options that are currently exercisable and (iii) 7,470 share of our Class A common stock issuable upon exercise of stock options exercisable within 60 days after April 29, 2019.

(6)
Consists of  (i) 10,000 shares of our Class A common stock issuable upon exercise of stock options that are currently exercisable and (iii) 4,150 share of our Class A common stock issuable upon exercise of stock options exercisable within 60 days after April 29, 2019

(7)
Consists of  (i) 20,004 shares of our Class A common stock, (ii) 11,675 shares of our Class A common stock issuable upon exercise of stock options that are currently exercisable and (iii) 4,150 share of our Class A common stock issuable upon exercise of stock options exercisable within 60 days after April 29, 2019.

(8)
Consists of  (i) 150,005 shares of our Class A common stock, (ii) 11,675 shares of our Class A common stock issuable upon exercise of stock options that are currently exercisable and (iii) 4,150 share of our Class A common stock issuable upon exercise of stock options exercisable within 60 days after April 29, 2019.

(9)
Consists of  (i) 50,000 shares of our Class A common stock, (ii) 11,675 shares of our Class A common stock issuable upon exercise of stock options that are currently exercisable and (iii) 4,150 share of our Class A common stock issuable upon exercise of stock options exercisable within 60 days after April 29, 2019.

(10)
Consists of 20,000 shares of our Class A common.

(11)
Includes Messrs. Lacey, Fine, Bouska, Bowles Scott and Ms. Dorsey.

EXECUTIVE COMPENSATION
Summary Compensation Table
The following table includes information concerning compensation for each of the last two completed fiscal years for our principal executive officer, and the other named executive officers of our company.
Name and Principal Position	Year	Salary	Option Awards(1)		Totals
Dennis Lacey Chief Executive Officer and Director	2018	$375,972		$211,600	$587,572
	2017	$375,000	$		$375,000
Alan Fine Chief Financial and Administrative Officer	2018	$191,346		$85,800	$277,146
	2017	$185,000	$		$185,000
Nicolle Dorsey(2) Principal Accounting Officer and Controller	2018	$127,914		$42,600	$170,514
	2017	$100,346	$		$100,346

(1)
The amounts in the Option Awards column reflect the aggregated grant date fair value of awards granted during 2018 and 2017, all of which were computed in accordance with FASB ASC Topic 718. Assumptions used in the calculation of the aggregated grant date fair value for these options are included in Note 11. Share-Based Compensation to our audited financial statements, included in Item 8 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2018. The terms of the options are described under the Outstanding Equity Awards at Fiscal Year-End Table below. The Company did not grant any option awards to its named executive officers during 2017.

(2)
Ms. Dorsey commenced service as our Principal Accounting Officer on September 21, 2017.

Outstanding Equity Awards at Fiscal Year-End
The following table includes certain information with respect to unexercised options previously awarded to our executive officers named above in the Summary Compensation Table and outstanding as of December 31, 2018.
	Option Awards
	Number of Securities Underlying Unexercised Options(1)		Option Exercise Price(1)	Option Expiration Date(1)
	Exercisable	Unexercisable
Dennis Lacey	12	—	$45,120	02/28/2021
	4	—	$26,520	07/17/2021
	25	—	$24,720	08/18/2021
	24	10(2)	$1,428	06/1/2022
	47,500	142,500	$1.08	6/21/2025
	1,667	18,333	$0.32	10/15/2025
Alan Fine	1	—	$31,800	07/07/2021
	2	—	$14,760	10/19/2021
	5	—	$1,428	06/1/2022
	18,750	56,250	$1.08	6/21/2025
	1,250	13,750	$0.32	10/15/2025
Nicolle Dorsey(3)	8,750	26,250	$1.08	6/21/2025
	1,250	13,750	$0.32	10/15/2025

(1)
The exercise price of the options is equal to the closing stock market price of our Class A common stock on the date of grant and the options expire seven years from the date of grant except as noted.

For further information, see Note 11. Share-Based Compensation to our audited financial statements, included in Item 8 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2018. Except as expressly noted, the unexercisable options vest in 8.3% equal quarterly installments on the last day of each calendar quarter following the grant, contingent on continuous employment.
(2)
25% of the options vested immediately upon grant, and the remaining 75% subsequently vest in equal quarterly installments of 5% following the grant.

Generally Available Benefit Programs
We maintain a tax-qualified 401(k) Plan, which provides for broad-based employee participation. Our executive officers are eligible to participate in the 401(k) Plan on the same basis as other employees. Effective January 1, 2019, the Company will match 100% of employee contributions up to 3% of salary plus 50% of employee contributions greater than 3% but not to exceed 5% of salary. We do not provide defined benefit pension plans or defined contribution retirement plans to our executives or other employees other than our 401(k) Plan described herein.
During 2018, our named executive officers were eligible to receive the same health care coverage that was generally available to our other employees. Our benefit programs include medical, dental and vision insurance, long-term and short-term disability insurance, life and accidental death and dismemberment insurance, health and dependent care flexible spending accounts, business travel insurance, wellness programs (including chiropractic, massage therapy, acupuncture, and fitness classes), relocation/expatriate programs and services, educational assistance, and certain other benefits.
Our Compensation Committee believes that our 401(k) Plan and contribution matching and the other generally available benefit programs allow us to remain competitive for employee talent, and that the availability of the benefit programs generally enhances employee productivity and loyalty to us. The main objectives of our benefits programs are to give our employees access to quality healthcare, financial protection from unforeseen events, assistance in achieving retirement financial goals, and enhanced health and productivity, in full compliance with applicable legal requirements. Typically, these generally available benefits do not specifically factor into decisions regarding an individual executive officer’s total compensation or 2018 Long-Term Incentive Plan award package.
Equity Compensation Plan Information
The following table summarizes equity compensation plan information for our Class A common stock as of December 31, 2018:
	Number of securities to be issued upon exercise of outstanding options, and rights	Weighted average exercise price of outstanding options, and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders	1,206,645	$3.22	93,500

Stock Option Grant Timing Practices
Our compensation committee administers and grants awards under the 2018 Long-Term Incentive Plan, and has granted to our chief executive officer the authority to make awards to our employees that do not report directly to the chief executive officer. During fiscal 2018, our chief executive officer, compensation committee and board of directors consistently applied the following guidelines for stock option grant timing practices:
•
New Employees:   stock option grants to new hires are effective on the first day of the new employee’s employment with us or upon approval by our chief executive officer, compensation committee or board of directors, as applicable, and the exercise price for the options is set at the closing price of our Class A common stock on that date.

•
Existing Employees:   stock option grants to existing employees are effective on the date that our chief executive officer, compensation committee or board of directors, as applicable, approves the grant, and the exercise price for the options is set at the closing price of our Class A common stock on that date.

Employment Agreements, Change in Control Agreements and Compensation of our Named Executive Officers
On June 1, 2015, we entered into a written employment agreement with Dennis Lacey, outlining the terms of his employment as our Chief Executive Officer. We entered into an amendment to the employment agreement on November 19, 2018 to increase the severance payment Mr. Lacey is eligible for if his employment with the Company is terminated without Cause (as defined in the employment agreement) within 12 months after a Change of Control (as defined in the employment agreement) or if Mr. Lacey terminates his employment for “Good Reason” (as defined in the employment agreement). Pursuant to the terms of the employment agreement, Mr. Lacey will receive an initial annual base salary of  $375,000. Our board of directors may, in its sole discretion, adjust his base salary but may not reduce the base salary unless such reduction is done in connection with a broad reduction of compensation of our management. Beginning in April 2019, Mr. Lacey voluntarily reduced his annual base salary to $187,500 to reduce company costs until he believes the company is in a better financial position. However, Mr. Lacey is entitled to his full annual base salary at any time under his employment agreement.
For each fiscal year, Mr. Lacey is eligible for an annual performance bonus of up to 100% of his base salary, subject to such terms and conditions and upon achievement of performance targets as determined by the board of directors or a committee created by its board of directors. Mr. Lacey must be an employee on the date a performance bonus is to be paid to be eligible to receive it. We did not pay Mr. Lacey any bonuses for 2016, 2017 or 2018.
Mr. Lacey is eligible to participate in the Company’s 401(k) plan and is eligible for expense reimbursement for business expenses incurred in connection with his duties under his employment agreement. Mr. Lacey is also eligible for coverage under group insurance plans and to receive fringe benefits made available to the Company’s executive and management employees. The Company will pay the premiums for coverage of Mr. Lacey and his dependents under such insurance plans.
The term of the employment agreement continues until terminated and may be terminated as described below and (i) by mutual agreement between the parties, (ii) automatically, upon Mr. Lacey’s death or disability, (iii) by Mr. Lacey for any or no reason upon 30 days’ prior written notice, and (iv) by the Company for “cause,” as discussed below, effective immediately. If terminated in this manner, the Company will pay to Mr. Lacey any accrued but unpaid base salary, accrued but unused vacation and reimbursable business expenses and Mr. Lacey is not entitled to any severance benefits. “Cause” is defined as Mr. Lacey (i) violating in any material respect any term of the employment agreement or a nondisclosure agreement entered into with the Company in 2014, (ii) violating any Company policy, procedure or guideline that results in material harm to the Company, (iii) acting with gross negligence in the performance of his duties resulting in harm to the Company, (iv) engaging in any of the following forms of misconduct: commission of any felony or any misdemeanor involving dishonesty or moral turpitude; theft or misuse of Company’s property; illegal use or possession of any controlled substance; discriminatory or harassing behavior, whether or not illegal under federal, state or local law; or falsifying any document or making any materially false or misleading statement relating to his employment, or (v) failing to cure, within 30 days, any material injury to the economic or ethical welfare of the Company caused by his malfeasance, gross misconduct or material inattention to his duties and responsibilities under the employment agreement (such cure right being limited to one occurrence unless otherwise agreed to by the board of directors).
In addition to the foregoing, if the Company terminates Mr. Lacey’s employment without “cause,” Mr. Lacey is entitled to severance compensation equal to 12 months of his most recent base salary, which shall be payable in equal installments in accordance with the Company’s standard payroll practice. However, if the Company terminates Mr. Lacey’s employment within 12 months after the consummation of a change of control (as defined in the employment agreement and as discussed below), such severance payment shall equal 24 months of Mr. Lacey’s most recent base salary plus 200% of the maximum performance bonus that Mr. Lacey may earn for such fiscal year and shall be payable in one lump sum within 30 calendar days after termination of employment. A “change of control” means any transaction or series of related transactions (i) the result of which is that any person or persons controlling, controlled by or under common control with such person becomes the beneficial owner of more than 50% of the issued and outstanding Company voting stock (including securities convertible or exercisable for voting stock), (ii) that results in the sale of all or substantially all of the Company’s assets, or (iii) that results in a consolidation or merger whereby the Company is not the surviving entity. Mr. Lacey’s receipt of severance compensation is conditioned on his executing release and confidentiality agreements as further described in the employment agreement.
Furthermore, subject to notice and cure periods, Mr. Lacey may terminate the employment agreement for “good reason” if, without Mr. Lacey’s prior consent, (i) the Company materially breaches its obligations under the employment agreement, (ii) following a change of control, the successor company fails to assume the Company’s obligations under the employment agreement, or (iii) within 12 months after a change of control, (A) Mr. Lacey is no longer the Chief Executive Officer of the surviving company, (B) his duties are materially altered or his authority is materially diminished, (C) his employment-related benefits are materially diminished, or (D) the Company’s principal executive offices are moved more than 25 miles from their current location. A termination for “good reason” is deemed to be a termination by the Company without “cause.”
On May 31, 2015 and in connection with entering into the employment agreement, our board of directors granted Mr. Lacey options to purchase 34 shares of the Company’s Common Stock at an exercise price of  $1,428 per share under the Incentive Plan. At the time of grant, 25% of the options immediately vested and the remaining 75% subsequently vest in equal quarterly installments of 5% following the grant. The options awarded to Mr. Lacey include the following terms and conditions:
•
The options expire on the seventh anniversary of the effective date of the applicable stock option grant and may not be exercised after the close of business on the applicable expiration date;

•
The options vest over a five-year period at a rate of 5.00% on the last day of each calendar quarter occurring after the effective date of the applicable grant so long as the grantee has been continuously employed from the effective date of grant through the applicable vesting date;

•
All of the unvested shares will vest immediately prior to the consummation of a change in control (which definition is substantively the same as the description of the definition of change of control in the employment agreement), provided that the grantee is an employee on the date the change in control is consummated;

•
Vesting ceases on the date the grantee ceases to be an employee;

•
Following the last day of employment, vested options may be exercised at any time during the lesser of   (i) 30 days starting the day after the last date of employment, or (ii) the remaining term of the options; provided that if termination occurs (A) due to death or disability while grantee is employed, the options may be exercised at any time during the lesser of  (1) one year starting the day after the last date of employment, or (2) the remaining term of the options, or (B) due to retirement, the option may be exercised at any time during the lesser of  (1) the three month period commencing on the first day after the employees last day of employment, or, if employee dies during the three month period commencing on the first day after employee’s last day of employment, then the one year period commencing on the first day after the employee’s last day of employment with RGS, or (2) the remaining term of the option; and

•
In connection with their receipt of stock options under the Employee Stock Option Agreement, employees agree to be subject to typical non-disparagement, confidentiality and non-compete provisions.

On November 14, 2018, we entered into change in control agreements (the “Change in Control Agreements”) with certain executive officers, employees that report directly to the Company’s Chief Executive Officer and certain other employees considered to be part of the Company’s senior leadership, including with each of Mr. Fine and Ms. Dorsey. The Change in Control Agreements are in substantially the same form and provide that in the event a Change in Control (as defined below) occurs, and either (i) any successor to the Company as a result of a Change in Control fails to assume the Company’s obligations under the applicable Change in Control Agreement, or (ii) within the one-year period immediately following the consummation of the Change in Control, the subject employee’s employment with the Company is (a) involuntarily terminated by the Company without Business Reasons (as defined in the Change in Control Agreement) or (b) voluntary terminated by the subject employee for Good Reason (as defined in the Change in Control Agreement), then such employee shall receive a lump sum severance payment equal to a percentage of the sum of his or her base salary plus target bonus for the year in question. Mr. Fine’s and Ms. Dorsey’s percentage is 100%. The Change in Control Agreements were approved to promote the incentive employees to stay with the Company during and after a potential future change in control transaction to promote shareholders’ interests and preserve value.
A “change in control” is defined in the Change in Control Agreements as a single transaction or a series of related transactions of any one or more of the following (subject to some exceptions): (i) any merger, consolidation or business combination of the Company with or into any other entity or person, or any other reorganization, in each case in which the equity holders of the Company immediately prior to such merger, consolidation, business combination or reorganization, own less than 50% of the voting power of the surviving entity immediately after such merger, consolidation, business combination or reorganization, (ii) any transaction in which in excess of 50% of the Company’s voting power is transferred to a person or a group other than the equity holders of the Company immediately prior to such transaction(s), or (iii) a sale or other disposition of all or substantially all of the assets of the Company.
Other than as described below, we have not entered into traditional employment agreements or change in control agreement with any other named executive officers. Generally, those named executive officers who have been granted stock options, are subject to covenants concerning confidentiality, non-competition, non-solicitation of employees and customers and assignment of inventions contained in our standard form of stock option agreement executed upon grant.
Potential Payments Upon Termination or Change-in-Control
Pursuant to the terms of the employment agreement with Mr. Lacey and the Change in Control Agreements with Mr. Fine and Ms. Dorsey, each is entitled to receive the severance payments in the amount and pursuant to the terms described above in “Employment Agreements, Change in Control Agreements and Compensation of our Named Executive Officers.”
Our standard form of stock option agreement provides that option vesting ceases upon termination of employment. A former employee may exercise vested options (i) within 30 days (generally), (ii) within three months (upon retirement at or after normal retirement age) or (iii) within one year (upon termination due to death or disability or (iv) within one year (after a change of control) after termination, but in no event after the expiration term of the applicable option. Additionally, 100% of unvested options immediately vest upon the occurrence of a change of control.
Accounting and Tax Considerations
In designing our compensation programs, we take into consideration the accounting and tax effect that each element will or may have on us and our executive officers and other employees. We aim to keep the expense related to our compensation programs as a whole within certain affordability levels. When determining how to apportion between differing elements of compensation, our goal is to meet our objectives while maintaining relative cost neutrality. For instance, if we increase benefits under one program resulting in higher compensation expense, we may seek to decrease costs under another program in order to avoid a compensation expense that is above the level then deemed affordable under existing circumstances. For options, we recognize a charge to earnings for accounting purposes equally from the grant date until the end of the vesting period.
We believe we have structured our compensation program to comply with Internal Revenue Code Sections 162(m) and 409A. Under Section 162(m), a limitation is placed on tax deductions of any publicly-held corporation for individual compensation to certain executives of such corporation exceeding $1 million in any taxable year. If an executive is entitled to nonqualified deferred compensation benefits that are subject to Section 409A, and such benefits do not comply with Section 409A, then the benefits are taxable in the first year they are not subject to a substantial risk of forfeiture. In such case, the service provider is subject to regular federal income tax, interest and an additional federal income tax of 20% of the benefit includible in income. We do not believe we have individuals with non-performance based compensation paid in excess of the Internal Revenue Code Section 162(m) tax deduction limit.
DISCLOSURE OF INDEPENDENT ACCOUNTANT FEES
Effective December 5, 2018, the Audit Committee engaged BDO as new principal accountant to audit our financial statements for the fiscal year ended December 31, 2018.
The following table presents fees billed for professional accounting fees and services rendered for the years ended December 31, 2018 and December 31, 2017 from our principal accounting firm BDO:
Audit and Non-Audit Fees (in $000’s)	2018	2017
Audit fees(1)	$338	$—

(1)
Audit fees are fees that were charged for the audit of our annual financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018 and review of unaudited financial statements included in our quarterly reports on Form 10-Q; for services that are normally provided by the auditor in connection with statutory and regulatory filings or engagements; and all costs and expenses in connection with the above.

In accordance with the policies of the Audit Committee and legal requirements, all services to be provided by our independent registered public accounting firm are pre-approved by the Audit Committee. For 2018, the Audit Committee pre-approved all such services. Pre-approved services include audit services, audit-related services, tax services and other services. In some cases, pre-approval is provided by the full Audit Committee for up to one year, and such services relate to a particular defined task or scope of work and are subject to a specific budget. In other cases, the chairperson of the Audit Committee has the delegated authority from the Audit Committee to pre-approve additional services, and such action is then communicated to the full Audit Committee at the next Audit Committee meeting. To avoid certain potential conflicts of interest, the law prohibits a publicly traded company from obtaining certain non-audit services from its auditing firm. If we need such services, we obtain them from other service providers.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Related Party Transactions
The following is a description of certain transactions involving us and persons who are considered “related persons,” as such term is defined in Item 404 of Regulation S-K.
Transactions with Hudson Bay
We believe that Hudson Bay Master Fund, Ltd. (“Hudson Bay”) currently is a “related person” as a result of being the beneficial owner of more than 5% of our outstanding Class A common stock. In addition, we believe that Hudson Bay either was a “related person” at the time of, or became a “related person” as a result of, entering into the transactions listed below.
On April 1, 2016, we sold $6.0 million in principal amount of senior secured convertible notes (the “2016 Notes”) and Series G warrants to purchase 4,980 shares of our Class A common stock to Hudson Bay as part of our $10.0 million offering of convertible notes and Series G warrants on April 1, 2016. As a result of the purchase of the 2016 Notes, Hudson Bay became the beneficial owner of up to 9.99% of our outstanding Class A common stock. The 2016 Notes bore interest at 8% per annum (or 18% per annum during an event of default). As of April 1, 2019, the maturity date of the 2016 Notes, we have converted into shares of our Class A common stock, $5,999,000 in principal and $274,395 in accrued interest owed to Hudson Bay. As a result, we have issued an aggregate of 334,303 shares of our Class A common stock to Hudson Bay. The largest amount of principal outstanding since January 1, 2017 and April 1, 2019 was $124,000. On April 1, 2019, we made a payment of  $1,281.02 to pay off the outstanding principal balance and related accrued interest under the 2016 Notes.
On February 6, 2017, we sold an aggregate of  $2.6 million of units to Hudson Bay as part of a public offering of an aggregate amount of  $11.5 million of  (i) “primary units” consisting of one share of our Class A common stock, and a Series K warrant to purchase one share of our Class A common stock and (ii) “alternative units” consisting of a prepaid Series L warrant to purchase one share of our Class A common stock, and a Series K Warrant to purchase one share of Class A common stock (the “February 6, 2017 Offering”). We sold the primary units at an initial purchase price of  $3.10 per unit and the alternative units at an initial purchase price of  $3.09 per unit. Hudson Bay purchased 290,323 primary units and 547,146 alternative units. As a result of the February 6, 2017 Offering, Hudson Bay received an aggregate of 290,323 shares of our Class A common stock, a Series K warrant to purchase 837,469 shares of our Class A common stock and a Series L warrant to purchase 547,146 shares of our Class A common stock.
On February 9, 2017, we sold an aggregate of  $2.7 million of units to Hudson Bay as part of a registered offering of an aggregate amount of  $6.0 million of  (i) “primary units” consisting of one share of our Class A common stock, and a Series M warrant to purchase 75% of one share of our Class A common stock, and (ii) “alternative units” consisting of a prepaid Series N warrant to purchase one share of our Class A common stock, and a Series M Warrant to purchase 75% of one share of Class A common stock (the “February 9, 2017 Offering”). We sold the primary units at an initial purchase price of  $2.50 per unit and the alternative units at an initial purchase price of  $2.49 per unit. Hudson Bay purchased 500,000 primary units and 600,000 alternative units. As a result of the February 9, 2017 Offering, Hudson Bay received an aggregate of 500,000 shares of our Class A common stock, a Series M warrant to purchase 825,000 shares of our Class A common stock, and a Series N warrant to purchase 600,000 shares of our Class A common stock.
On January 4, 2018, we sold (i) 800,000 shares of the Company’s Class A common stock, (ii) a prepaid Series P Warrant to purchase 800,000 shares of Class A common stock (the “Series P Warrant Shares”), and (iii) a Series O Warrant to purchase 1,600,000 shares of Class A common stock (the “Series O Warrant Shares”) to Hudson Bay for aggregate gross proceeds of approximately $1.8 million. We sold the shares of Class A common stock at a purchase price of  $1.15 per share, and the share of Class A common stock underlying the Series P Warrant at a purchase price of  $1.14 per share.
On April 9, 2018, we sold $3,225,000 in principal amount and $3 million funding amount (reflecting $225,000 of original issue discount) of 2018 Notes and Series Q Warrants to purchase 2,781,137 shares of our Class A common stock to Hudson Bay as part of the 2018 Notes Offering. The 2018 Notes do not bear interest other than upon the occurrence of an event of default, in which case the 2018 Notes bear interest at 18% per year. As of April 9, 2019, the maturity date of the 2018 Notes, we have converted into shares of our Class A common stock $3,199,800 in principal, $5,249,145 of Additional Amount (as defined in the Series A Notes) and $3,132,508 of Additional True-Up Amount (as defined in the Series B Notes). As a result, we have issued an aggregate of 24,099,375 shares of Class A common stock to Hudson Bay. The largest amount of principal outstanding since January 1, 2018 and April 9, 2019 was $1,725,000. On April 9, 2019, we made a payment of  $50,200 to pay off the remaining outstanding principal balance under the 2018 Notes. At the closing, we received approximately $1.5 million from Hudson Bay. After closing and as of April 10, 2019, we have received approximately $2.9 million from Hudson Bay upon exercise of Series Q Warrants.
On April 2, 2019, we sold an aggregate of  $1.1 million of units to Hudson Bay as part of a registered offering of an aggregate amount of  $3.3 million of  (i) “primary units,” each consisting of one share of our Class A common stock and a Series R Warrant to purchase one share of Class A common stock, and (ii) “alternative units,” each consisting of a Prepaid Series S Warrant to purchase one share of Class A common stock and a Series R Warrant to purchase one share of Class A common stock. We sold the primary units at an initial price of  $0.19 per unit and the alternative units as a price of  $0.18 per unit. Hudson Bay purchased 5,573,935 primary units and 5,810,309 alternative units. As a result of the April 2, 2019 offering, Hudson Bay received an aggregate of 5,337,561 shares of our Class A common stock, a Series R warrant to purchase 5,573,935 shares of our Class A common stock, and a Series S warrant to purchase 236,374 shares of our Class A common stock.
Transactions with Intracoastal Capital
We believe that Intracoastal Capital, LLC (“Intracoastal”) became, and currently is, a “related person” as a result of being the beneficial owner of more than 5% of our outstanding Class A common stock when we entered into the transaction listed below.
On April 2, 2019, we sold an aggregate of  $1.0 million of units to Intracoastal as part of a registered offering of an aggregate amount of  $3.3 million of  (i) “primary units,” each consisting of one share of our Class A common stock and a Series R Warrant to purchase one share of Class A common stock, and (ii) “alternative units,” each consisting of a Prepaid Series S Warrant to purchase one share of Class A common stock and a Series R Warrant to purchase one share of Class A common stock. We sold the primary units at an initial price of  $0.19 per unit and the alternative units as a price of  $0.18 per unit. Intracoastal purchased 5,263,157 primary units and 5,263,157 alternative units. As a result of the April 2, 2019 offering, Intracoastal received an aggregate of 5,263,157 shares of our Class A common stock, and a Series R warrant to purchase 5,263,157 shares of our Class A common stock.
Transaction with Iroquois
We believe that Iroquois Master Fund, Ltd became a “related person” as a result of the transaction described below as a result of becoming the beneficial owner of more than 5% of our outstanding Class A common stock. Insofar as we have been able to ascertain, as of April 24, 2019, Iroquois is not a “related person.”
On January 2, 2018, we entered into a Cooperation Agreement with Iroquois Capital Management LLC, Iroquois Master Fund, Ltd., Iroquois Capital Investment Group LLC, Richard Abbe and Kimberly Page (collectively, “Iroquois Capital”), wherein Iroquois Capital agreed to (i) immediately terminate, and cease any and all solicitation and other efforts with respect to, the solicitation of proxies in opposition to our proposals for the 2017 annual meeting of shareholders, (ii) withdraw (and not resubmit) Iroquois’ proxy statement in opposition to our proposals for the 2017 annual meeting of shareholders, and (iii) promptly notify the staff of the SEC in writing that it is terminating the solicitation of proxies in opposition to the our proposals for the 2017 annual meeting of shareholders.
Pursuant to the Cooperation Agreement, we issued to Iroquois Master Fund LTD and Iroquois Capital Investment Group LLC, 456,000 and 144,000 unregistered and restricted shares of Class A common stock respectively as reimbursement for expenses incurred in connection with the 2017 annual meeting of shareholders and the negotiation, execution and effectuation of the Cooperation Agreement.

Transaction with Mobomo, LLC
On May 23, 2017, the Company entered into an agreement with Mobomo, LLC for the design and development of certain intellectual property for a total fee of  $516,000. The intellectual property consisted of an integrated mobile phone application and the new RGS 365™ customer portal. As of December 31, 2018, and April 10, 2019, the Company had paid an aggregate amount of  $0.5 million.
Mobomo’s Chief Executive Officer Brian Lacey is the son of Dennis Lacey, our Chief Executive Officer. The Company approved the agreement in accordance with its related-party transaction policy.
We approved the foregoing transactions in accordance with our related party transaction policy.
Our Policies Regarding Review, Approval or Ratification of Related-Party Transactions
Any related-party transaction is reviewed by disinterested members of management and, if material, by disinterested members of our board of directors or a committee thereof to ensure that the transaction reflects terms that are at least as favorable for us as we would expect in a similar transaction negotiated at arm’s length by unrelated parties.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Exchange Act requires our directors, officers and shareholders who beneficially own more than 10% of the outstanding shares of our Class A common stock to file with the Securities and Exchange Commission reports of ownership and changes in ownership of our Class A common stock and other equity securities of our company. Our directors, officers and 10% holders are required by Securities and Exchange Commission regulations to furnish us with copies of all of the Section 16(a) reports they file.
Based solely upon a review of the copies of the forms furnished to us during or with respect to 2018 and the representations of our directors and executive officers that no additional filings were required, the following persons failed to file on a timely basis reports required by Section 16(a): Ian Bowles filed one late Form 4 related to the reporting of two separate transactions of grants of stock options, Pavel Bouska filed one late Form 4 related to the reporting of two separate transactions of grants of stock options, Robert L. Scott filed one late Form 4 related to the reporting of two separate transactions of grants of stock options, Dennis Lacey filed one late Form 4 related to the reporting of a grant of stock options, Alan Fine filed one late Form 4 related to the reporting of a grant of stock options, and Nicolle Dorsey filed one late Form 3 related to the reporting of securities beneficially owned at the time of her appointment as principal accounting officer and one late Form 4 related to the reporting of a grant of stock options.
SHAREHOLDER PROPOSALS
Shareholders may submit proposals on matters appropriate for shareholder action at our annual meetings consistent with regulations adopted by the SEC and our bylaws. For shareholder proposals to be considered for inclusion in our proxy statement and proxy card relating to the 2020 annual meeting of shareholders pursuant to Rule 14a-8 promulgated under the Exchange Act, they must be received by us not later than February 21, 2020, if the 2020 annual meeting is held on or within 30 days of June 25, 2020. In the event that we elect to hold our 2020 annual meeting more than 30 days before or after June 25, 2020, such shareholder proposals would have to be received by us a reasonable time before we begin to print and send our proxy materials for the 2020 annual meeting. Such proposals must contain specified information, including, among other things, information as would be required to be included in a proxy statement under the SEC rules.
In addition, under the terms of our bylaws, shareholders who desire to present a proposal for action or to nominate directors (other than proposals to be included in our proxy statement and proxy card pursuant to Rule 14a-8 promulgated under the Exchange Act) at the 2020 annual meeting of shareholders must provide notice in writing of such proposal or nomination to us no earlier than March 11, 2020 and no later than April 5, 2020 unless the date of the 2020 annual meeting is changed by more than 30 days from June 25, 2020. In the event that we elect to hold our 2020 annual meeting more than 30 days before or after June 25, 2020, such shareholder proposals would have to be received by us not less than 50 nor more than 75 days before the meeting; provided, however, that in the event that we provide less than 60 days’ notice or prior public disclosure (which shall include disclosure included within any filing we make with the SEC) of the date of such meeting to shareholders, shareholders must provide notice in writing of such proposal or nomination to us not later than the close of business on the 10th day following the date on which we provided such notice or public disclosure of the date of such meeting, whichever occurred first, for the 2020 annual meeting. Shareholder notices must contain the information required by Article II, Section 7 or Article III, Section 7, as applicable, of our bylaws.
All proposals or other notices should be addressed to us at 110 16th Street, Suite 300, Denver, CO 80202, Attention: Corporate Secretary, Real Goods Solar, Inc.
If we do not have notice of a matter to come before an annual meeting at least 45 days before the first anniversary of the date on which we first sent our proxy materials for the prior year’s annual meeting of shareholders (unless the annual meeting in question is held more than 30 days before or after the first anniversary of the prior year’s annual meeting of shareholders), your proxy card for such annual meeting will confer discretionary authority to vote on such matter. In the event that we elect to hold an annual meeting more than 30 days before or after the first anniversary of the prior year’s annual meeting of shareholders, your proxy for such annual meeting will confer discretionary authority to vote on such matter if we do not have notice of such matter a reasonable time before we begin to send our proxy materials for such annual meeting.
DELIVERY OF MATERIALS
SEC rules permit a single set of annual report, proxy statement or Notice of Internet Availability of Proxy Materials, as applicable, to be sent to any household at which two or more shareholders reside if they appear to be members of the same family. Each shareholder continues to receive a separate proxy card. This procedure, referred to as householding, reduces the volume of duplicate information shareholders receive and reduces mailing and printing expenses. A number of brokerage firms also have instituted householding. In accordance with a notice that is being sent to certain beneficial shareholders (who share a single address) only one annual report, proxy statement or Notice of Internet Availability of Proxy Materials, as applicable, will be sent to that address unless any beneficial shareholder at that address gave contrary instructions. Upon written or oral request, we will promptly deliver a copy of such materials to any shareholder requesting the same. If any beneficial or record shareholder sharing a single address wishes to receive a separate annual report, proxy statement or Notice of Internet Availability of Proxy Materials, as applicable, or if any beneficial or record shareholders who share an address are receiving multiple copies of annual reports, proxy statements or Notices of Internet Availability of Proxy Statements, as applicable, and wish to receive a single set of annual report, proxy statement or Notice of Internet Availability of Proxy Materials, as applicable, in the future, please contact: (a) if you are a beneficial shareholder, your brokerage firm, bank or other nominee, and (b) if you are a record shareholder, Computershare, either by calling 1 (800) 368-5948, or by writing to Computershare Investor Services, P.O. Box 30170, College Station, TX 77842-3170. You can also contact us by email at investorrelations@rgsenergy.com or by calling (303) 222-8344.
We will provide without charge to any beneficial owner of our Class A common stock as of May 3, 2019 a copy of our most recent Annual Report on Form 10-K, and any amendments thereto, including the financial statements and the financial statement schedules, upon written or oral request at the following address and telephone number: Real Goods Solar, Inc., 110 16th Street, Suite 300, Denver, CO 80202, Attention: Corporate Secretary, (303) 222-8300. We will also provide a list briefly describing any exhibits not contained in our most recent Annual Report on Form 10-K and will furnish a copy of any exhibit not contained therein to a requesting shareholder upon payment of a fee to reimburse our reasonable expenses in furnishing such exhibit.

COMMUNICATION WITH THE BOARD OF DIRECTORS
Shareholders may communicate with our board of directors, including the non-management directors, by sending a letter to our board of directors, c/o Corporate Secretary, Real Goods Solar, Inc., 110 16th Street, Suite 300, Denver, CO 80202. Our corporate secretary has the authority to disregard any inappropriate communications or to take other appropriate actions with respect to any such inappropriate communications. If deemed an appropriate communication, our corporate secretary will submit your correspondence to the Chairman of the board of directors or to any specific director to whom the correspondence is directed.
OTHER MATTERS
Our management does not intend to present and has no information as of the date of preparation of this proxy statement that others will present, any business at the annual meeting, other than business pertaining to matters set forth in the notice of annual meeting and this proxy statement. However, if other matters requiring the vote of the shareholders properly come before the annual meeting, it is the intention of the persons named in the enclosed proxy to vote the proxies held by them in accordance with their best judgment on such matters.
YOUR VOTE IS IMPORTANT
WE URGE YOU TO DATE, SIGN AND PROMPTLY RETURN YOUR PROXY, OR TO VOTE BY THE INTERNET OR BY TELEPHONE PROMPTLY, SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES.

APPENDIX A
Amendment to Articles of Incorporation
of
Real Goods Solar, Inc.
Section A of Article IV of the Articles of Incorporation of Real Goods Solar, Inc. is hereby amended and restated in its entirety to read as follows:
A. Authorized Capital Stock.   The aggregate number of shares that the Corporation shall have authority to issue is three hundred fifty million (350,000,000), consisting of two hundred fifty million (250,000,000) shares of Class A Common Stock, par value $0.0001 per share, fifty million (50,000,000) shares of Class B Common Stock, par value $0.0001 per share, and fifty million (50,000,000) shares of Preferred Stock, par value $0.0001 per share (the “Preferred Stock”). The Class A Common Stock and Class B Common Stock are sometimes referred to in these Articles as the “Common Stock”. References to these “Articles” shall be understood to mean these Articles of Incorporation as set forth herein and as amended from time to time hereafter in accordance with the provisions of these Articles and of applicable law.
* * * * *
A-1

Real Goods Solar, Inc.PROXY FOR ANNUAL MEETING OF SHAREHOLDERSTO BE HELD JUNE 25, 2019THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORSTHIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATEDThe undersigned hereby constitutes and appoints Dennis Lacey and Alan Fine and each of them, as proxies with full powerof substitution, to represent and vote all of the shares which the undersigned is entitled to vote at the Annual Meeting ofShareholders (the “Annual Meeting”) of Real Goods Solar, Inc. (the “Company”) in such manner as they, or any of them, maydetermine on any matters which may properly come before the Annual Meeting or any adjournments or postponements thereofand to vote on the matters set forth on the reverse side as directed by the undersigned. The Annual Meeting will be held at theBrown Palace, 321 17th Street, Denver, CO 80202 on June 25, 2019 at 10:00 a.m. local time. The undersigned herebyrevokes any proxies previously given.THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED “FOR” ALL NOMINEESLISTED IN PROPOSAL 1, “FOR” PROPOSALS 2, 3 AND 5 AND EVERY “3 YEARS” FOR PROPOSAL 4. THE PROXIESARE AUTHORIZED TO VOTE IN THEIR DISCRETION UPON SUCH OTHER BUSINESS NOT KNOWN AS MAYPROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.(Continued, and to be marked, dated and signed, on the other side)FOLD AND DETACH HERE AND READ THE REVERSE SIDEImportant Notice Regarding the Availability of Proxy Materials Annual Meetingof Shareholders to be held June 25, 2019The Proxy Statement, Form 10-K Report and this proxy card are available at:www.viewproxy.com/RealGoodsSolar/2019

Please mark your votes like this ☒

01. Ian Bowles ☐ **FOR** ☐ **WITHHOLD**

02. Dennis Lacey ☐ **FOR** ☐ **WITHHOLD**

03. George Neble ☐ **FOR** ☐ **WITHHOLD**

☐ **FOR** ☐ **AGAINST** ☐ **ABSTAIN**

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☐ **FOR** ☐ **AGAINST** ☐ **ABSTAIN**

☐ **3 YEARS** ☐ **2 YEARS** ☐ **1 YEAR** ☐ **ABSTAIN**

☐ **FOR** ☐ **AGAINST** ☐ **ABSTAIN**

WILL ATTEND THE MEETING ☐

Date ______________________________, 2019

Signature ______________________________

Signature ______________________________

▲FOLD AND DETACH HERE AND READ THE REVERSE SIDE▲

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PROXY VOTING INSTRUCTIONS

INTERNET

Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

TELEPHONE

Vote Your Proxy by Phone:

Call 1 (866) 804-9616

Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.

MAIL

Vote Your Proxy by Mail:

Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.

Please mark your votes like this THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL NOMINEES LISTED IN PROPOSAL 1, “FOR” PROPOSALS 2, 3 AND 5 AND EVERY “3YEARS” FOR PROPOSAL 4. IF NO SUCH DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OFTHE BOARD OF DIRECTORS.Proposal 1 – To elect three directors to serve until the next annual meetingof shareholders or until their successors are duly elected and qualified.01. Ian Bowles FORWITHHOLD02. Dennis Lacey FORWITHHOLD03. George Neble FORWITHHOLDProposal 2 – To approve, an amendment to the Company’s Articles ofIncorporation to increase the authorized number of shares of Class Acommon stock from 150,000,000 to 250,000,000.FORAGAINSTABSTAINProposal 3 – To approve, on a non-binding advisory basis, thecompensation of our named executive officers.FORAGAINSTABSTAINProposal 4 – To vote, on a non-binding advisory basis, on thefrequency of holding future non-binding advisory votes to approvenamed executive officer compensation every one, two or three years.3 YEARS2 YEARS1 YEAR ABSTAINProposal 5 – To ratify the appointment of BDO USA, LLP to audit ourconsolidated financial statements for the 2019 fiscal year.FORAGAINSTABSTAINWILL ATTEND THE MEETING Date , 2019CONTROL NUMBERSignatureSignatureNote: Please sign exactly as your name or names appear on this card. Jointowners should each sign personally. If signing as a fiduciary, custodian, executor,administrator, officer, trustee, guardian or attorney, please give your exact title.FOLD AND DETACH HERE AND READ THE REVERSE SIDEAs a shareholder of Real Goods Solar, Inc., you have the option of voting your shares electronically throughthe Internet or by telephone, eliminating the need to return the proxy card. Your electronic vote authorizes thenamed proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxycard. Votes submitted electronically over the Internet or by telephone must be received by 11:59 p.m., EasternStandard Time, on June 24, 2019.CONTROL NUMBERPROXY VOTING INSTRUCTIONSPlease have your 11-digit control number ready when voting by Internet or Telephone INTERNETVote Your Proxy on the Internet:Go to www.AALVote.com/RGSEHave your proxy card availablewhen you access the abovewebsite. Follow the prompts tovote your shares.TELEPHONEVote Your Proxy by Phone:Call 1 (866) 804-9616Use any touch-tone telephone tovote your proxy. Have your proxycard available when you call.Follow the voting instructions tovote your shares.MAILVote Your Proxy by Mail:Mark, sign, and date your proxycard, then detach it, and returnit in the postage-paid envelopeprovided.PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY